CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 28, 2018, relating to the financial statements and financial highlights of the Meeder Dynamic Allocation Fund and the Meeder Aggressive Allocation Fund, each a series of the Meeder Funds, for the year ended December 31, 2017, and to the references to our firm under the heading “Financial Highlights” in the registration statement.

Cohen & Company, Ltd.

Cleveland, Ohio

September 28, 2018